UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2023

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2023, W&T Offshore Inc. (the “Company”), as buyer, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Cox Oil Offshore, L.L.C., Energy XXI GOM, LLC, EPL Oil & Gas, LLC, MLCJR LLC, Cox Operating L.L.C., Energy XXI Gulf Coast, LLC and M21K, LLC (collectively, “Seller”), providing for an acquisition by the Company of all of Seller’s right, title and interest in and to certain leases, wells and personal property in the central shelf region of the Gulf of Mexico, as well as Seller’s interest in SP 49 Pipeline LLC (the “Assets”). The Assets consist of the Eugene Island 64 Field, Main Pass 61 Field, Mobile Bay 904 Field, Mobile Bay 916 Field, West Delta 73 Field and South Pass 49 Field.

The pending acquisition will have an effective time that is 12:01 a.m. Central Time on the closing date. In addition to customary closing conditions and the approval of the sale by the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), closing is conditioned on the resolution of certain matters that relate to Seller’s voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code commenced in the Bankruptcy Court, including certain contractual matters arising with respect to third parties. The gross purchase price for the Assets required to be paid in cash at closing is $72 million. The Purchase Agreement also contains certain termination rights for the parties, including if the closing of the transaction does not occur by January 15, 2024, unless otherwise extended.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Purchase and Sale Agreement, dated December 13, 2023, by and among W&T Offshore, Inc., as buyer, and Cox Oil Offshore, L.L.C., Energy XXI GOM, LLC, EPL Oil & Gas, LLC, MLCJR LLC, Cox Operating L.L.C., Energy XXI Gulf Coast, LLC and M21K, LLC, as sellers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a supplemental copy of each such omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: December 15, 2023	By:	/s/ Jonathan Curth
	Name:	Jonathan Curth
	Title:	Executive Vice President, General Counsel and Corporate Secretary